UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 8, 2009, Bioject Medical Technologies Inc. (“Bioject”) entered into amendment to its lease agreement, effective June 30, 2009, with MEPT Commerce Park Tualatin II and III LLC (the “Landlord”) related to its Tualatin, Oregon facility (the “Partial Abatement III”). The Partial Abatement III provides that rent in the amount of $12,000 for each of May and June 2009 be deferred until a later date as described below. Landlord, in its sole discretion, may, by written notice, extend the period of Partial Abatement III on a month-to-month basis through December 31, 2009. Amounts deferred under Partial Abatement III, plus accrued interest at the rate of 9% per annum, shall be due within sixty (60) days upon the earlier to occur of (i) sale of all or substantially all of Bioject’s assets or the acquisition or merger of Bioject or the occurrence of any other transaction identified in Section 4.15.4 of the original lease agreement, (ii) capital or equity raise of $3.0 million or more, (iii) strategic partnership with up-front payments over $300,000, (iv) default by Bioject under the lease; provided, that if none of the foregoing events have occurred by December 31, 2010, Bioject shall commence paying back amounts deferred under Partial Abatement III (plus interest) in twelve (12) equal installments at the same time and in the same manner as Base Rent commencing on January 1, 2011 and on the first of each month thereafter until paid in full. The parties acknowledge that amounts previously deferred pursuant to prior lease amendments are still accruing. The schedule attached as Exhibit A to Exhibit 10.1 shows the total amount accruing to date and the payment schedule.

On July 13, 2009, Bioject entered into a Convertible Subordinated Promissory Note Second Extension Agreement (the “Second Extensions”) with each of Life Sciences Opportunities Fund II (Institutional), L.P. and Life Sciences Opportunities Fund II, L.P. (collectively, the “LOF Funds”) relating to those two Convertible Subordinated Promissory Notes, dated as of December 5, 2007, issued by Bioject to the LOF Funds in the aggregate principal amount of $600,000 (the “Notes”). The Second Extensions extend the maturity date of the Notes from July 15, 2009 to August 15, 2009.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

10.1	Fourth Amendment to Lease Agreement between MEPT Commerce Park Tualatin II and III LLC and Bioject Medical Technologies Inc. dated June 30, 2009.

10.2	Convertible Subordinated Promissory Note Second Extension Agreement, dated July 13, 2009, between Bioject Medical Technologies Inc. and Life Sciences Opportunities Fund II (Institutional), L.P.

10.3	Convertible Subordinated Promissory Note Second Extension Agreement, dated July 13, 2009, between Bioject Medical Technologies Inc. and Life Sciences Opportunities Fund II, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2009	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)

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